UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2016, Impax Laboratories, Inc. (the “Company”) announced that G. Frederick Wilkinson and the Company have mutually agreed that Mr. Wilkinson separate from his positions as President and Chief Executive Officer and resign as a member of the Board of Directors (the “Board”) of the Company, effective December 19, 2016 (the “Separation Date”).

On December 19, 2016, the Company appointed J. Kevin Buchi as interim President and Chief Executive Officer while the Board conducts a search for a permanent President and Chief Executive Officer.

Mr. Buchi, age 61, is currently a director of the Company and has served on the Board since his appointment on November 23, 2016. Mr. Buchi has served as President and Chief Executive Officer and a member of the board of directors of TetraLogic Pharmaceuticals Corporation (Nasdaq: TLOG), a clinical-stage biopharmaceutical company (“TetraLogic Pharmaceuticals”), since August 2013. Mr. Buchi intends to retire from his positions at TetraLogic Pharmaceuticals at the end of the year commensurate with TetraLogic Pharmaceuticals’ previously announced asset sale to Medivir AB, which transaction is currently expected to close by December 31, 2016. Prior to his time at TetraLogic Pharmaceuticals, Mr. Buchi served as Corporate Vice President, Global Branded Products of Teva Pharmaceutical Industries Ltd. (NYSE: TEVA), a pharmaceutical company (“Teva”), from October 2011 to May 2012. Prior to his position at Teva, Mr. Buchi served as Chief Executive Officer of Cephalon, Inc. (formerly Nasdaq: CEPH), a pharmaceutical company subsequently acquired by Teva (“Cephalon”), from December 2010 to October 2011, and held various positions at Cephalon including Chief Operating Officer from January 2010 to December 2010 and Chief Financial Officer from 1996 to 2009. Since April 2013, he has served as a director on the board and as a member of the remuneration and nominating committee and audit committee of the board of Benitec Biopharma Ltd. (Nasdaq: BNTC), a biotechnology company headquartered in Australia. Mr. Buchi has previously served on the board and committees of various pharmaceutical and biotechnology companies including: the board and the audit committee of EPIRUS Biopharmaceuticals, Inc. (formerly Nasdaq: EPRS), a biopharmaceutical company, from June 2013 to July 2016; the board and the compensation committee of Alexza Pharmaceuticals, Inc. (formerly Nasdaq: ALXA), a pharmaceutical company focused on the acute treatment of central nervous system conditions (subsequently acquired), from January 2013 to June 2016; the board and the audit committee of Forward Pharma A/S (Nasdaq: FWP), a biotechnology company founded in Denmark, from December 2012 to May 2016; the board and the audit, compensation and nominating and corporate governance committees of Stemline Therapeutics, Inc. (Nasdaq: STML), a clinical stage biopharmaceutical company, from March 2012 to May 2016; and the board and audit committee of Meslobast Limited, an Australian securities exchange listed biotechnology company, from 2010 to 2012. Mr. Buchi received his B.A. degree from Cornell University and a Masters of Management from the J.L. Kellogg Graduate School of Management at Northwestern University.

In connection with Mr. Buchi’s appointment as interim President and Chief Executive Officer of the Company, the Company entered into a letter agreement with Mr. Buchi on December 19, 2016, effective as of such date (the “Buchi Letter Agreement”). Mr. Buchi will receive as compensation $10,000 per week of service as interim President and Chief Executive Officer. Mr. Buchi will also be eligible to participate in all employee benefit plans and coverage under all insurance policies, from time to time in effect for executives of the Company generally, and receive reimbursement for reasonable and necessary business expenses, including reasonable travel between his home and the Company’s principal offices in New Jersey and California. For the duration of his service as interim President and Chief Executive Officer, Mr. Buchi will not receive compensation as a director of the Company. The selection of Mr. Buchi to serve as interim President and Chief Executive Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Buchi and any director or other executive officer of the Company and there are no related persons transactions between the Company and Mr. Buchi reportable under Item 404(a) of Regulation S-K.

The foregoing is only a summary of certain terms of the Buchi Letter Agreement and is qualified in its entirety by the full text of the Buchi Letter Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

In connection with his separation from the Company, Mr. Wilkinson and the Company entered into a General Release and Waiver dated as of December 19, 2016 (the “General Release and Waiver”). The General Release and Waiver provides that Mr. Wilkinson will be entitled to a severance payment of $1,829,880, which is equal to two times Mr. Wilkinson’s current base salary, less any required taxes, deductions or withholdings. Mr. Wilkinson will also be entitled to a bonus payment of $1,967,793, which is equal to two times the average target bonus Mr. Wilkinson received from the Company for all fiscal years completed during the term of his employment agreement with the Company. Both the severance and the bonus payment will be paid to Mr. Wilkinson in installments on the Company’s normal payroll dates in accordance with a schedule provided therein and that complies with, or is exempt from, IRS Code §409A. The Company has also agreed to pay Mr. Wilkinson no later than March 15, 2017, a portion of his target bonus for the fiscal year 2016, prorated by the number of days in 2016 Mr. Wilkinson was employed by the Company as President and Chief Executive Officer, less any required taxes, deductions or withholdings, to be determined based solely on the Company’s actual results against the Company’s goals for the year. Mr. Wilkinson will also be eligible to continue to participate in certain of the Company’s medical and benefit plans for a period of up to 24 consecutive months following the Separation Date. The General Release and Waiver further provides for 12 month acceleration of vesting for certain stock options and shares of restricted stock as set forth therein. In order to be entitled to the termination benefits and payments described above, Mr. Wilkinson must not revoke the General Release and Waiver within seven calendar days from the date of execution of the General Release and Waiver. Mr. Wilkinson will continue to be bound by the continuing covenants of his employment agreement and the Employee Invention and Proprietary Information Agreement.

The foregoing is only a summary of certain terms of the General Release and Waiver and is qualified in its entirety by the full text of the General Release and Waiver, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On and effective December 19, 2016, the Board amended the amended and restated bylaws of the Company, as amended (the “Bylaws”). The amendment to the Bylaws (“Amendment No. 7”) amends Article III, Section 14 of the Bylaws to decrease the maximum number of directors authorized to serve on the Board from nine to eight. As amended, this section provides that the authorized number of directors shall be no less than one nor more than eight.

The foregoing summary of the Amendment No. 7 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 7, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibit is filed herewith.

Exhibit No.	Description
3.1	Amendment No. 7 to the Amended and Restated Bylaws of Impax Laboratories, Inc., as amended effective December 19, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2016

IMPAX LABORATORIES, INC.
By:	/s/ Bryan M. Reasons
Name:	Bryan M. Reasons
Title:	Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 7 to the Amended and Restated Bylaws of Impax Laboratories, Inc., as amended effective December 19, 2016.